Exhibit 99.1


                             FSP Phoenix Tower Corp.

FSP Phoenix Tower Corp. (the "Company") has declared a dividend in the amount of $1,833 per share of preferred stock, representing property operations for the quarter ended December 31, 2007. The dividend will be payable on February 20, 2008 and will be distributed by the Company's transfer agent, American Stock Transfer & Trust Co. ("AST"). NOTE: if your investment is in a retirement account, the dividend will be sent to your custodian or plan administrator.

The Company's property is located in Houston, Texas and, as of December 31, 2007, was approximately 98% leased. Capital projects are progressing on schedule, with the spandrel glass skin replacement project scheduled for completion in late 2008, and the common area upgrades scheduled to be substantially complete in March, 2008. The property's largest tenant is Washington Mutual Bank ("WAMU"). WAMU's original lease of approximately 268,508 square feet expires on February 29, 2008, and WAMU will not be extending any portion of its lease. Two floors of the WAMU space (approximately 54,326 square feet) have already been leased to existing tenants, Permian Mud Services and Allen Boone Humphries Robinson, for ten-year terms each. Leasing activity remains strong, with market rents and occupancies improving steadily throughout the Houston real estate market. However, dividend yields will drop in coming quarters until the WAMU vacated space is fully re-leased.

The Company's annual filing on Form 10-K will be submitted to the SEC within approximately 90 days after year end, and you will be able to access the document via the SEC's website. However, a copy of the Annual Report will be mailed directly to you. To view Company filings with the SEC, access the following link:

http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001354309

If the link does not work properly, go to www.sec.gov, Filings & Forms, Search for Company Filings; Company Name: type FSP Phoenix (no need to type complete name, but be sure to include FSP); click on Find Companies at bottom of page and you should be brought to the correct location to view filings.

Please feel free to contact your FSP Investment Executive (800-950-6288) with any questions you may have.
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                             FSP Phoenix Tower Corp.

                                Dividend Summary

                                               TOTAL
        QUARTER             DIVIDEND         DIVIDENDS       ANNUALIZED
        ENDING              PER SHARE           PAID           YIELD*
        ------              ---------           ----           ------

      06/30/2006             $1,534          $1,610,700         6.1%
      09/30/2006             $1,651          $1,733,550         6.6%
      12/31/2006             $2,285          $2,399,250         9.1%
      03/31/2007             $1,809          $1,899,450         7.2%
      06/30/2007             $1,751          $1,838,550         7.0%
      09/30/2007             $1,732          $1,818,600         6.9%
      12/31/2007             $1,833          $1,924,650         7.3%

*Yield based on original offering amount of $105,000,000 and $100,000/share


Forward-Looking Statements

Statements made in this letter that state the Company's or management's intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This letter may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Readers are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation changes in economic conditions, risks of a lessening demand for the real estate owned by us, changes in government regulations and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See also the "Risk Factors" set forth in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward looking statements after the date of this letter to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.